CONTACT:
Michael Archer
Senior Vice President
Corporate Controller
Camden National Corporation
(800) 860-8821
marcher@camdennational.com

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS RECORD
QUARTERLY NET INCOME OF $12.8 MILLION

CAMDEN, Maine, April 24, 2018/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $4.1 billion bank holding company headquartered in Camden, Maine, reported net income for the first quarter of 2018 of $12.8 million and diluted earnings per share ("EPS") of $0.82 per share, representing increases over the first quarter of 2017 of 27% and 28%, respectively. For the three months ended March, 31, 2018, the Company's return on average assets was 1.28%, return on average equity was 12.91% and efficiency ratio1 was 58.76%.

“We're very pleased to report first quarter 2018 net income growth of $2.7 million and diluted EPS growth of $0.18 per share over the same period last year," said Gregory A. Dufour, President and Chief Executive Officer of Camden National. "In the first quarter, we saw the benefit of the lower federal corporate income tax rate, which we estimate contributed $0.12 per diluted share to earnings for the first three months of 2018. Our strong first quarter results also reflect revenue2 growth of $1.3 million and improved asset quality over the past year. Through our ongoing efforts, we were able to favorably resolve one large loan relationship that drove a negative credit loss provision for the first quarter of 2018. We are fortunate to have a highly experienced credit team that is focused on maximizing potential recoveries and protecting the Company's assets."

FIRST QUARTER 2018 FINANCIAL HIGHLIGHTS

•	Net income for the first quarter of 2018 increased 27% to $12.8 million over the first quarter of 2017.

•	Total loans at March 31, 2018 of $2.8 billion increased 5% over March 31, 2017 and low-cost deposits[3] of $2.3 billion at March 31, 2018 increased 8% over the same period.

•	First quarter 2018 efficiency ratio was 58.76%, compared to 58.00% for the first quarter of 2017.

•	Non-performing assets to total assets ratio was 0.47% at March 31, 2018, compared to 0.50% at December 31, 2017 and 0.68% at March 31, 2017.
_____________________________________________________________________________________

1	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

2	Revenue is the sum of net interest income and non-interest income.

3	Low-cost deposits include demand, interest checking, savings and money market.

FINANCIAL CONDITION

Total assets of $4.1 billion at March 31, 2018 increased 4% over March 31, 2017. Year over year, total loans increased $144.0 million, or 5%, to $2.8 billion driven by commercial loan growth of 8%, commercial real estate loan growth of 7% and residential real estate loan growth of 5%. The consumer and home equity loan portfolio over the same time period remained relatively flat.

The Company sold $47.1 million, or 55% of its residential mortgage production in the first quarter of 2018 and sold $231.5 million, or 55%, over the last 12-months.

Total deposits at March 31, 2018 grew $88.4 million, or 3%, to $3.0 billion over March 31, 2017 led by low-cost deposit growth of $178.3 million, or 8%, while borrowings increased $65.4 million, or 12%, over the same period. Average deposits (excluding brokered deposits) for the first three months of 2018 were $2.7 billion, representing an increase of $194.2 million, or 8%, over the same period last year, which was driven by average low-cost deposit growth of 9%.

At March 31, 2018, our loan-to-deposit ratio was 92%, compared to 90% at March 31, 2017.

The Company's capital position remained strong at March 31, 2018 with a total risk-based capital ratio of 14.32%, well in excess of regulatory requirements, and a tangible common equity ratio1 of 7.59%.

ASSET QUALITY

The Company maintained strong asset quality across its loan portfolio throughout the first quarter of 2018 with non-performing loans to total loans of 0.69% at March 31, 2018, compared to 0.99% at March 31, 2017. Asset quality improvement over the past year led to a decrease in provision for credit losses of $1.1 million for the three months ended March 31, 2018 compared to the same period last year.

For the three months ended March 31, 2018, a negative credit loss provision of $497,000 was recognized primarily due to the favorable resolution of a large commercial real estate loan that was on non-accrual and credit quality improvement across our loan portfolio, which drove a 5 basis point decrease in the allowance for loan losses to total loans ratio since December 31, 2017.

OPERATING RESULTS

Net income for the first quarter of 2018 was $12.8 million, representing an increase over the first quarter of 2017 of $2.7 million, or 27%. The growth in net income between periods was driven by:

•
A decrease in income tax expense of $1.3 million primarily due to a decrease in the Company's effective income tax rate as the federal corporate income tax rate was reduced under the Tax Cuts and Jobs Act of 2017 ("Tax Act"), which went into effect in 2018.

•	A decrease in provision for credit losses of $1.1 million resulting from strong asset quality.

•	An increase in net interest income of $1.0 million, or 4%, driven by an increase in average loans of $156.4 million, or 6%, and an increase in average deposits of $194.2 million, or 8%.

◦
Net interest margin on a fully-taxable equivalent basis, excluding loan and CD fair value mark accretion income and collection of previously charged-off loans, decreased 2 basis points to 3.04% for the first quarter of 2018, compared to the first quarter of 2017. The decrease between periods was due to the lower federal corporate income tax rate, effective January 1, 2018.

_________________________________________________________________________________

1	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

•	An increase in non-interest income of $232,000, or 3%.

•
Partially offset by an increase in non-interest expense of $876,000, or 4%, due to (i) normal merit increases and continued wage inflation, an increase in headcount, and other personnel-related expenses; (ii) an increase in data processing costs due to recent technology investments and advancements over the past year; and (iii) an increase in recruiting, training, donation and marketing costs.

FIRST QUARTER 2018 DIVIDEND

The Company declared a first quarter 2018 dividend of $0.25 per share, payable on April 30, 2018, to shareholders of record as of April 13, 2018. This distribution represents an annualized dividend yield of 2.25%, based on the March 29, 2018 (last business day) closing price of Camden National's common stock at $44.50 per share as reported by NASDAQ.

ANNUAL MEETING

Camden National has scheduled its annual meeting of shareholders for Tuesday, April 24, 2018, at 3:00 p.m. local time, at Point Lookout Resort and Conference Center, 67 Atlantic Highway, Northport, Maine 04849. The date for determining the Company's shareholders of record for the annual meeting was February 23, 2018.

CONFERENCE CALL

Camden National will host a conference call and webcast at 1:00 p.m., Eastern time, on Tuesday, April 24, 2018 to discuss its first quarter 2018 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac180424.html

A link to the live webcast will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ:CAC), headquartered in Camden, Maine, is the largest publicly traded bank holding company in Northern New England with $4.1 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank founded in 1875 that offers an array of consumer and business financial products and services, accompanied by the latest in digital banking technology to empower customers to bank the way they want. The Bank provides personalized service through a network of 60 banking centers, 74 ATMs, and lending offices in New Hampshire and Massachusetts, all complemented by 24/7 live phone support. This year marks the 8th time Camden National Bank has received the "Lender at Work for Maine" Award from the Finance Authority of Maine. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit www.CamdenNational.com. Member FDIC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, operational risks including, but not limited to, cybersecurity, fraud and natural disasters, legislative and regulatory changes that adversely affect the business in which Camden National is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as adjusted net income, adjusted diluted EPS, adjusted return on average assets, adjusted return on average equity and average tangible equity; the efficiency and tangible common equity ratios; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended
(In thousands, except number of shares and per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Financial Condition Data
Investments	$913,653	$907,642	$943,061
Loans and loans held for sale	2,798,696	2,790,542	2,650,818
Allowance for loan losses	22,990	24,171	23,721
Total assets	4,113,185	4,065,398	3,938,465
Deposits	3,025,580	3,000,491	2,937,183
Borrowings	622,347	611,498	556,922
Shareholders' equity	404,055	403,413	397,827
Operating Data
Net interest income	$28,902	$29,659	$27,855
(Credit) provision for credit losses	(497)	238	579
Non-interest income	8,804	9,840	8,572
Non-interest expense	22,304	23,099	21,428
Income before income tax expense	15,899	16,162	14,420
Income tax expense	3,079	19,335	4,344
Net income (loss)	$12,820	$(3,173)	$10,076
Key Ratios
Return on average assets	1.28%	(0.31)%	1.05%
Return on average equity	12.91%	(3.02)%	10.36%
Net interest margin	3.10%	3.20%	3.15%
Non-performing loans to total loans	0.69%	0.73%	0.99%
Non-performing assets to total assets	0.47%	0.50%	0.68%
Annualized net charge-offs to average loans	0.10%	0.07%	0.00%
Tier I leverage capital ratio	9.23%	9.07%	8.90%
Total risk-based capital ratio	14.32%	14.14%	14.05%
Per Share Data
Basic earnings per share	$0.82	$(0.20)	$0.65
Diluted earnings per share	$0.82	$(0.20)	$0.64
Cash dividends declared per share	$0.25	$0.25	$0.23
Book value per share	$25.96	$25.99	$25.65
Weighted average number of common shares outstanding	15,541,975	15,521,447	15,488,848
Diluted weighted average number of common shares outstanding	15,603,380	15,521,447	15,568,639
Non-GAAP Measures(1)
Adjusted net income	$12,820	$11,090	$10,076
Adjusted return on average assets	1.28%	1.09%	1.05%
Adjusted return on average equity	12.91%	10.56%	10.36%
Adjusted return on average tangible equity	17.35%	14.20%	14.37%
Tangible common equity ratio	7.59%	7.66%	7.74%
Tangible book value per share	$19.57	$19.57	$19.14
Adjusted diluted earnings per share	$0.82	$0.71	$0.64
Efficiency ratio	58.76%	57.75%	58.00%
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	March 31, 2018	December 31, 2017	March 31, 2017
ASSETS
Cash and due from banks	$48,159	$44,057	$43,634
Interest-bearing deposits in other banks	76,950	58,914	34,461
Total cash and cash equivalents	125,109	102,971	78,095
Investments:
Available-for-sale debt securities, at fair value	796,687	789,093	822,465
Held-to-maturity debt securities, at amortized cost (fair value of $91.9 million, $94.9 million and $94.3 million, respectively)	93,192	94,073	94,474
Other investments	23,774	24,476	26,122
Total investments	913,653	907,642	943,061
Loans held for sale, at fair value	9,548	8,103	5,679
Loans:
Residential real estate	860,533	858,369	819,639
Commercial real estate	1,169,533	1,164,023	1,096,475
Commercial(1)	420,429	418,520	389,530
Consumer and home equity	338,653	341,527	339,495
Total loans	2,789,148	2,782,439	2,645,139
Less: allowance for loan losses	(22,990)	(24,171)	(23,721)
Net loans	2,766,158	2,758,268	2,621,418
Goodwill	94,697	94,697	94,697
Other intangible assets	4,774	4,955	6,292
Bank-owned life insurance	88,097	87,489	78,697
Premises and equipment, net	41,545	41,891	42,100
Deferred tax assets	23,181	22,776	37,278
Other assets	46,423	36,606	31,148
Total assets	$4,113,185	$4,065,398	$3,938,465
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$463,496	$478,643	$387,173
Interest checking	840,054	855,570	767,521
Savings and money market	1,005,329	985,508	975,856
Certificates of deposit	471,155	475,010	458,069
Brokered deposits	245,546	205,760	348,564
Total deposits	3,025,580	3,000,491	2,937,183
Short-term borrowings	552,624	541,796	487,287
Long-term borrowings	10,773	10,791	10,841
Subordinated debentures	58,950	58,911	58,794
Accrued interest and other liabilities	61,203	49,996	46,533
Total liabilities	3,709,130	3,661,985	3,540,638
Shareholders’ equity	404,055	403,413	397,827
Total liabilities and shareholders’ equity	$4,113,185	$4,065,398	$3,938,465
(1) Includes the Healthcare Professional Funding Corporation ("HPFC") loan portfolio.

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Interest Income
Interest and fees on loans	$29,834	$29,728	$27,062
Interest on U.S. government and sponsored enterprise obligations (taxable)	4,225	4,091	4,256
Interest on state and political subdivision obligations (nontaxable)	672	685	702
Interest on deposits in other banks and other investments	547	536	394
Total interest income	35,278	35,040	32,414
Interest Expense
Interest on deposits	3,749	3,243	2,554
Interest on borrowings	1,780	1,283	1,161
Interest on subordinated debentures	847	855	844
Total interest expense	6,376	5,381	4,559
Net interest income	28,902	29,659	27,855
(Credit) provision for credit losses	(497)	238	579
Net interest income after (credit) provision for credit losses	29,399	29,421	27,276
Non-Interest Income
Debit card income	1,929	2,192	1,834
Service charges on deposit accounts	1,836	1,897	1,823
Mortgage banking income, net	1,391	1,797	1,553
Income from fiduciary services	1,283	1,277	1,247
Brokerage and insurance commissions	650	546	453
Bank-owned life insurance	608	620	577
Other service charges and fees	462	471	468
Net gain on sale of securities	—	28	—
Other income	645	1,012	617
Total non-interest income	8,804	9,840	8,572
Non-Interest Expense
Salaries and employee benefits	12,562	12,866	11,933
Furniture, equipment and data processing	2,586	2,690	2,325
Net occupancy costs	1,873	1,650	1,946
Consulting and professional fees	804	706	845
Debit card expense	730	721	660
Regulatory assessments	499	559	545
Amortization of intangible assets	181	392	472
Other real estate owned and collection costs (recoveries), net	75	413	(44)
Other expenses	2,994	3,102	2,746
Total non-interest expense	22,304	23,099	21,428
Income before income tax expense	15,899	16,162	14,420
Income tax expense	3,079	19,335	4,344
Net Income (Loss)	$12,820	$(3,173)	$10,076
Per Share Data
Basic earnings per share	$0.82	$(0.20)	$0.65
Diluted earnings per share	$0.82	$(0.20)	$0.64

Quarterly Average Balance and Yield/Rate Analysis (unaudited)

	For The Three Months Ended
	Average Balance			Yield/Rate
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Interest-earning assets:
Interest-bearing deposits in other banks(1)	$52,510	$51,020	$34,529	1.40%	1.08%	0.69%
Securities - taxable	826,529	811,006	833,162	2.22%	2.21%	2.20%
Securities - nontaxable(2)	99,560	101,371	102,928	3.42%	4.16%	4.20%
Loans(3)(4):
Residential real estate	860,783	861,658	814,626	4.12%	4.15%	4.10%
Commercial real estate	1,171,598	1,153,842	1,076,788	4.20%	4.15%	3.93%
Commercial(2)	349,963	343,921	319,556	4.27%	4.12%	4.09%
Municipal(2)	17,277	18,442	16,071	3.33%	3.73%	3.39%
Consumer and home equity	341,078	343,942	342,775	4.76%	4.54%	4.33%
HPFC	43,757	46,565	58,252	7.99%	8.14%	8.34%
Total loans	2,784,456	2,768,370	2,628,068	4.30%	4.26%	4.15%
Total interest-earning assets(1)	3,763,055	3,731,767	3,598,687	3.78%	3.77%	3.67%
Other assets	292,312	307,329	305,155
Total assets	$4,055,367	$4,039,096	$3,903,842

Liabilities & Shareholders' Equity
Deposits:
Demand	$452,629	$486,753	$391,671	—%	—%	—%
Interest checking	833,410	824,247	716,940	0.38%	0.28%	0.15%
Savings	493,660	497,929	489,041	0.06%	0.06%	0.06%
Money market	487,685	489,426	483,914	0.66%	0.58%	0.45%
Certificates of deposit(4)	472,213	490,779	463,786	1.00%	0.90%	0.88%
Total deposits	2,739,597	2,789,134	2,545,352	0.42%	0.36%	0.30%
Borrowings:
Brokered deposits	238,870	217,328	308,594	1.59%	1.35%	0.87%
Customer repurchase agreements	237,056	254,529	221,590	0.72%	0.50%	0.32%
Subordinated debentures	58,930	58,892	58,775	5.83%	5.76%	5.83%
Other borrowings	328,141	257,420	330,918	1.68%	1.48%	1.21%
Total borrowings	862,997	788,169	919,877	1.68%	1.45%	1.18%
Total funding liabilities	3,602,594	3,577,303	3,465,229	0.72%	0.60%	0.53%
Other liabilities	50,147	44,979	44,337
Shareholders' equity	402,626	416,814	394,276
Total liabilities & Shareholders' Equity	$4,055,367	$4,039,096	$3,903,842
Net interest rate spread (fully-taxable equivalent)(1)				3.06%	3.17%	3.14%
Net interest margin (fully-taxable equivalent)(1)				3.10%	3.20%	3.15%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(1)(4)				3.04%	3.12%	3.06%

(1)
Prior periods were revised to include average interest-bearing deposits in other banks in total average interest-earning assets. Previously, average interest-bearing deposits in other banks was presented in other assets.

(2)	Reported on a tax-equivalent basis using the corporate federal income tax rate in effect for the period, including certain commercial loans.

(3)	Non-accrual loans and loans held for sale are included in total average loans.

(4)
Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017 totaling $558,000, $689,000 and $804,000, respectively.

Asset Quality Data
(unaudited)
(In thousands)	At or For The Three Months Ended March 31, 2018	At or For The Year Ended December 31, 2017	At or For The Nine Months Ended September 30, 2017	At or For The Six Months Ended June 30, 2017	At or For The Three Months Ended March 31, 2017
Non-accrual loans:
Residential real estate	$6,185	$4,979	$4,465	$4,890	$4,105
Commercial real estate	4,603	5,642	5,887	16,291	12,858
Commercial	1,991	2,000	1,830	2,056	1,994
Consumer	1,464	1,650	1,626	1,371	1,552
HPFC	655	1,043	838	1,083	1,014
Total non-accrual loans	14,898	15,314	14,646	25,691	21,523
Loans 90 days past due and accruing	—	—	—	76	—
Accruing troubled-debt restructured loans not included above	4,361	5,012	5,154	4,809	4,558
Total non-performing loans	19,259	20,326	19,800	30,576	26,081
Other real estate owned	130	130	341	341	621
Total non-performing assets	$19,389	$20,456	$20,141	$30,917	$26,702
Loans 30-89 days past due:
Residential real estate	$2,777	$5,277	$3,169	$3,020	$2,379
Commercial real estate	1,121	1,135	2,297	3,442	2,531
Commercial	243	518	712	269	168
Consumer	1,190	1,197	1,256	1,378	1,008
HPFC	528	887	938	639	777
Total loans 30-89 days past due	$5,859	$9,014	$8,372	$8,748	$6,863
Allowance for loan losses at the beginning of the period	$24,171	$23,116	$23,116	$23,116	$23,116
(Credit) provision for loan losses	(500)	3,026	2,786	1,984	581
Charge-offs:
Residential real estate	31	482	433	195	5
Commercial real estate	426	124	81	12	3
Commercial	171	1,014	650	281	136
Consumer	175	558	493	454	15
HPFC	—	290	274	81	—
Total charge-offs	803	2,468	1,931	1,023	159
Total recoveries	(122)	(497)	(442)	(317)	(183)
Net charge-offs (recoveries)	681	1,971	1,489	706	(24)
Allowance for loan losses at the end of the period	$22,990	$24,171	$24,413	$24,394	$23,721
Components of allowance for credit losses:
Allowance for loan losses	$22,990	$24,171	$24,413	$24,394	$23,721
Liability for unfunded credit commitments	23	20	22	7	9
Allowance for credit losses	$23,013	$24,191	$24,435	$24,401	$23,730
Ratios:
Non-performing loans to total loans	0.69%	0.73%	0.72%	1.12%	0.99%
Non-performing assets to total assets	0.47%	0.50%	0.50%	0.77%	0.68%
Allowance for loan losses to total loans	0.82%	0.87%	0.89%	0.89%	0.90%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.10%	0.07%	0.11%	0.11%	—%
Year-to-date	0.10%	0.07%	0.07%	0.05%	—%
Allowance for loan losses to non-performing loans	119.37%	118.92%	123.30%	79.78%	90.95%
Loans 30-89 days past due to total loans	0.21%	0.32%	0.30%	0.32%	0.26%

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Adjusted Net Income; Adjusted Diluted EPS; and Adjusted Return on Average Assets:
	For the Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Adjusted Net Income:
Net income (loss), as presented	$12,820	$(3,173)	$10,076
Add: impact of the revaluation of deferred tax assets and liabilities due to the Tax Act	—	14,263	—
Adjusted net income	$12,820	$11,090	$10,076
Adjusted Diluted EPS:
Diluted EPS, as presented	$0.82	$(0.20)	$0.64
Add: impact of the revaluation of deferred tax assets and liabilities due to the Tax Act	—	0.91	—
Adjusted diluted EPS	$0.82	$0.71	$0.64
Adjusted Return on Average Assets:
Return on average assets, as presented	1.28%	(0.31)%	1.05%
Add: impact of the revaluation of deferred tax assets and liabilities due to the Tax Act	—%	1.40%	—%
Adjusted return on average assets	1.28%	1.09%	1.05%

Adjusted Return on Average Tangible Equity and Adjusted Return on Average Equity:
	For the Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Net income (loss), as presented	$12,820	$(3,173)	$10,076
Add: impact of the revaluation of deferred tax assets and liabilities due to the Tax Act	—	14,263	—
Adjusted net income	12,820	11,090	10,076
Add: amortization of intangible assets, net of tax(1)	143	255	307
Adjusted tangible net income	$12,963	$11,345	$10,383
Average equity	$402,626	$416,814	$394,276
Less: average goodwill and other intangible assets	(99,568)	(99,823)	(101,229)
Average tangible equity	$303,058	$316,991	$293,047
Adjusted return on average tangible equity	17.35%	14.20%	14.37%
Adjusted return on average equity	12.91%	10.56%	10.36%
Return on average equity	12.91%	(3.02)%	10.36%
(1) Reported on a tax-equivalent basis using the corporate federal income tax rate in effect for the period.

Efficiency Ratio:
	For the Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Non-interest expense, as presented	$22,304	$23,099	$21,428
Net interest income, as presented	$28,902	$29,659	$27,855
Add: effect of tax-exempt income(1)	254	525	520
Non-interest income, as presented	8,804	9,840	8,572
Less: net gain on sale of securities	—	(28)	—
Adjusted net interest income plus non-interest income	$37,960	$39,996	$36,947
Non-GAAP efficiency ratio	58.76%	57.75%	58.00%
GAAP efficiency ratio	59.15%	58.48%	58.82%
(1) Reported on a tax-equivalent basis using the corporate federal income tax rate in effect for the period.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	March 31, 2018	December 31, 2017	March 31, 2017
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$404,055	$403,413	$397,827
Less: goodwill and other intangible assets	(99,471)	(99,652)	(100,989)
Tangible equity	$304,584	$303,761	$296,838
Shares outstanding at period end	15,565,868	15,524,704	15,508,025
Tangible book value per share	$19.57	$19.57	$19.14
Book value per share	$25.96	$25.99	$25.65
Tangible Common Equity Ratio:
Total assets	$4,113,185	$4,065,398	$3,938,465
Less: goodwill and other intangibles	(99,471)	(99,652)	(100,989)
Tangible assets	$4,013,714	$3,965,746	$3,837,476
Tangible common equity ratio	7.59%	7.66%	7.74%
Shareholders' equity to total assets	9.82%	9.92%	10.10%